As filed with the Securities and Exchange Commission on January 24, 2005
Registration No. 333-119861

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Zonagen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-0233274	2834
(State or other jurisdiction of	(I.R.S. Employer	(Primary Standard Industrial
incorporation or organization)	Identification Number)	Classification Code Number)

2408 Timberloch Dr., Suite B-1

The Woodlands, Texas 77380
(281) 719-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph S. Podolski

President and Chief Executive Officer
2408 Timberloch Dr., Suite B-1
The Woodlands, Texas 77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Harder, Esq.	Jeffrey S. Marcus, Esq.
Paul D. Aubert, Esq.	Christopher D. Arana, Esq.
Winstead Sechrest & Minick P.C.	Morrison & Foerster LLP
1450 Lake Robbins Drive, Suite 600	1290 Avenue of the Americas
The Woodlands, Texas 77380	New York, New York 10104
(281) 681-5900	(212) 468-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      Zonagen, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-119861) for the purpose of filing with the Securities and Exchange Commission additional exhibits to the Registration Statement. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than the underwriting discount payable by us in connection with the sale of common stock being registered. All amounts are estimates.

Securities and Exchange Commission registration fee	$2,233
NASD filing fee	2,500
Stock market listing fee	40,000
Printing and engraving expenses	125,000
Legal fees and expenses	200,000
Accounting fees and expenses	200,000
Reimbursement of underwriters’ expenses	150,000
Blue Sky fees and expenses	50,000
Transfer agent and registrar fees and expenses	25,000
Miscellaneous fees and expenses	80,267

Total	$875,000

Item 14.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

      Our Restated Certificate of Incorporation and Restated Bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors.

We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our Restated Certificate of Incorporation and Restated Bylaws. Our Restated Certificate of Incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty.

Item 15.	Recent Sales of Unregistered Securities

      Not applicable.

Item 16.	Exhibits and Financial Statement Schedules

      (a) Exhibits:

Exhibit
Number		Description of Exhibit

*1	.1	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
3.2		Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
3.3		Restated Bylaws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form SB-2 (No. 33-57728- FW)).
4.1		Rights Agreement dated September 1, 1999 between us and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
4.2		First Amendment to Rights Agreement, dated as of September 6, 2002, between us, Harris Trust & Savings Bank and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form 8-A as filed with the SEC on September 11, 2002).
4.3		Second Amendment to Rights Agreement, dated as of October 30, 2002, between us and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to our Registration Statement on Form 8-A as filed with the SEC on October 31, 2002).
4.4		Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
**5	.1	Opinion of Winstead Sechrest & Minick P.C.
†10	.1	PHS Patent License Agreement dated April 16, 1999 between us and certain agencies of the United States Public Health Service within the Department of Health and Human Services, with amendments (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
10.2		Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.5 to our registration statement on Form SB-2 (No. 33-57728-FW), as amended)
10.3		First Amendment to Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001)
10.4		Second Amendment to Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.17 to our annual report on Form 10-K for the fiscal year ended December 31, 2002)
10.5		Employment Agreement between us and Louis Ploth, Jr (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for the fiscal year ended December 31, 1999)
10.6		First Amendment to Employment Agreement between us and Louis Ploth, Jr. (incorporated by reference to Exhibit 10.7 to our annual report on Form 10-K for the fiscal year ended December 31, 2000)
10.7		Second Amendment to Employment Agreement between us and Louis Ploth, Jr. (incorporated by reference to Exhibit 10.18 to our annual report on Form 10-K for the fiscal year ended December 31, 2002)
10.8		Amended and Restated 1993 Employee and Consultant Stock Option Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
10.9		First Amendment to our Amended and Restated 1993 Stock Option Plan (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 1999).
10.10		1996 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).

Exhibit
Number		Description of Exhibit

10.11		2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Appendix B to our Definitive Proxy Statement filed on April 26, 2000).
10.12		First Amendment to our 2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.13		Second Amendment to our 2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2002).
10.14		Lease Agreement dated March 22, 1990, between us and The Woodlands Equity Partnership-89 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
10.15		Extension, Modification and Ratification of Lease dated May 31, 2000, between us and Woodlands Equity Partnership-89 (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K for the year ended December 31, 2000).
†10	.16	Letter Agreement dated July 15, 2002 between us, Schering Plough Ltd. and Schering-Plough Corporation (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002).
*10	.17	2004 Stock Option Plan.
**23	.1	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).
**23	.2	Consent of PricewaterhouseCoopers LLP.
**24	.1	Powers of Attorney.

*	Filed herewith.

**	Previously filed.

†	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. Such omitted portions have been filed separately with the Commission.

      (b) Financial Statement Schedules.

None.

Item 17.	Undertakings

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the co-registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) of 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, the State of Texas, on January 24, 2005.

ZONAGEN, INC.

By:	/s/ JOSEPH S. PODOLSKI

Joseph S. Podolski
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOSEPH S. PODOLSKI Joseph S. Podolski		President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2005

/s/ LOUIS PLOTH, JR. Louis Ploth, Jr.		Vice President, Business Development, Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	January 24, 2005

* Daniel F. Cain		Director	January 24, 2005

* Jean Fourcroy, MD, PhD, MPH		Director	January 24, 2005

* Zsolt Lavotha		Director	January 24, 2005

* Nola Masterson		Director	January 24, 2005

* David Poorvin, PhD		Director	January 24, 2005

*By:	/s/ JOSEPH S. PODOLSKI Joseph S. Podolski Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

*1	.1	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
3.2		Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
3.3		Restated Bylaws (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form SB-2 (No. 33-57728- FW)).
4.1		Rights Agreement dated September 1, 1999 between us and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
4.2		First Amendment to Rights Agreement, dated as of September 6, 2002, between us, Harris Trust & Savings Bank and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form 8-A as filed with the SEC on September 11, 2002).
4.3		Second Amendment to Rights Agreement, dated as of October 30, 2002, between us and Computershare Investor Services LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to our Registration Statement on Form 8-A as filed with the SEC on October 31, 2002).
4.4		Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to our Registration Statement on Form 8-A as filed with the SEC on September 3, 1999).
**5	.1	Opinion of Winstead Sechrest & Minick P.C.
†10	.1	PHS Patent License Agreement dated April 16, 1999 between us and certain agencies of the United States Public Health Service within the Department of Health and Human Services, with amendments (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
10.2		Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.5 to our registration statement on Form SB-2 (No. 33-57728-FW), as amended)
10.3		First Amendment to Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001)
10.4		Second Amendment to Employment Agreement between us and Joseph S. Podolski (incorporated by reference to Exhibit 10.17 to our annual report on Form 10-K for the fiscal year ended December 31, 2002)
10.5		Employment Agreement between us and Louis Ploth, Jr (incorporated by reference to Exhibit 10.5 to our annual report on Form 10-K for the fiscal year ended December 31, 1999)
10.6		First Amendment to Employment Agreement between us and Louis Ploth, Jr. (incorporated by reference to Exhibit 10.7 to our annual report on Form 10-K for the fiscal year ended December 31, 2000)
10.7		Second Amendment to Employment Agreement between us and Louis Ploth, Jr. (incorporated by reference to Exhibit 10.18 to our annual report on Form 10-K for the fiscal year ended December 31, 2002)
10.8		Amended and Restated 1993 Employee and Consultant Stock Option Plan (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
10.9		First Amendment to our Amended and Restated 1993 Stock Option Plan (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 1999).
10.10		1996 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).
10.11		2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Appendix B to our Definitive Proxy Statement filed on April 26, 2000).
10.12		First Amendment to our 2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.13		Second Amendment to our 2000 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2002).
10.14		Lease Agreement dated March 22, 1990, between us and The Woodlands Equity Partnership-89 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form SB-2 (No. 33-57728-FW)).
10.15		Extension, Modification and Ratification of Lease dated May 31, 2000, between us and Woodlands Equity Partnership-89 (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K for the year ended December 31, 2000).

Exhibit
Number		Description of Exhibit

†10	.16	Letter Agreement dated July 15, 2002 between us, Schering Plough Ltd. and Schering-Plough Corporation (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002).
*10	.17	2004 Stock Option Plan.
**23	.1	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).
**23	.2	Consent of PricewaterhouseCoopers LLP.
**24	.1	Powers of Attorney.

*	Filed herewith.

**	Previously filed.

†	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. Such omitted portions have been filed separately with the Commission.